                                                                    Exhibit 4(d)



            THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

                  THIS THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT, dated as of January 26, 1999 ("Amendment"), by and among Brush Wellman Inc., an Ohio corporation ("Borrower"), the banks that are parties to this Amendment (the "Banks"), and National City Bank, as agent for the Banks (in that capacity, "NCB-Agent"),

                                WITNESSETH THAT:
                                ----------------

                  WHEREAS, Borrower, the Banks and NCB-Agent entered into an Amended and Restated Credit Agreement, dated as of December 13, 1994, as amended by a First Amendment to Amended and Restated Credit Agreement dated December 30, 1996 and as amended by a Second Amendment to Amended and Restated Credit Agreement dated September 2, 1997 (together with all Exhibits and Schedules thereto, the "Credit Agreement"), under which the Banks, subject to certain conditions, agreed to lend to Borrower up to $55,000,000 from time to time in accordance with the terms thereof; and

                  WHEREAS, the parties desire to amend the Credit Agreement as set forth herein;

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, the parties hereto agree as follows:

                  1.       EFFECT OF AMENDMENT; DEFINITIONS.

                  The Credit Agreement shall be and hereby is amended as provided in Section 2 hereof. Except as expressly amended in Section 2 hereof, the Credit Agreement shall continue in full force and effect in accordance with its respective provisions on the date hereof. As used in the Credit Agreement, the terms "Credit Agreement", "Agreement", "this Agreement", "herein", "hereinafter", "hereto", "hereof", and words of similar import shall, unless the context otherwise requires, mean the Credit Agreement as amended and modified by this Amendment.

                  2.       AMENDMENTS.

                  (A) Subsection 2A.01 of the Credit Agreement shall be amended by deleting the same and substituting in lieu thereof the following:

                  "2A.01 AMOUNTS. The aggregate amount of the Subject Commitments shall be fifty five million dollars ($55,000,000), but that amount may be reduced from time to time pursuant to subsection 2A.03 and the Subject Commitments may be terminated pursuant to Section 5B. The amount of each Bank's Subject Commitment (subject to such reduction or termination), and the proportion (expressed as a percentage) that it bears to all of the Subject Commitments, is set forth opposite the Bank's name below, to-wit:

                  $15,000,000       27.28%  National City Bank
                  $10,000,000       18.18%  Fifth Third Bank, Northeastern Ohio
                  $10,000,000       18.18%  NBD Bank
                  $10,000,000       18.18%  Bank One, NA
                  $10,000,000       18.18%  Harris Trust and Savings Bank
                  -----------               -----------------------------
                  $55,000,000                        Total"

                  (B) Subsections 2A.02 and 2A.05 of the Credit Agreement shall be amended by deleting the references therein to "April 30, 2000" and inserting in lieu thereof "January 25, 2002."

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                                                                          Page 1

                  (C) Subsection 2A.04(b) of the Credit Agreement shall be amended by deleting the same and substituting in lieu thereof the following:

                  "(b) computed (in accordance with subsection 8.10) at the Applicable Rate set forth below that corresponds to the ratio set forth below (the "Applicable Rate"). As used herein, "Applicable Rate" means the following per annum percentage:

                  If the Ratio of the Companies' Funded                         The Applicable Rate is:
                  Indebtedness to the Companies' EBITDA is:

                           Greater than or equal to 4.50 to 1.00                        0.50%

                           Less than 4.50 to 1.00, but greater
                           than or equal to 4.00 to 1.00                                0.45%

                           Less than 4.00 to 1.00, but greater
                           than or equal to 3.50 to 1.00                                0.375%

                           Less than 3.50 to 1.00, but greater
                           than or equal to 3.00 to 1.00                                0.275%

                           Less than 3.00 to 1.00, but greater
                           than or equal to 2.50 to 1.00                                0.20%

                           Less than 2.50 to 1.00, but greater
                           than or equal to 2.00 to 1.00                                0.175%

                           Less than 2.00 to 1.00                                       0.15%

                  (i) Initially, from January 26, 1999, until changed hereunder in accordance with the following provisions, the Applicable Rate will be 0.50% per annum. Commencing with the fiscal quarter of Borrower ending on or nearest to March 31, 1999, and continuing with each fiscal quarter thereafter, NCB-Agent will determine the Applicable Rate in accordance with the foregoing pricing grid table, based on the ratio of (x) the Funded Indebtedness of the Companies as of the end of the fiscal quarter, to (y) the EBITDA of the Companies for the four consecutive fiscal quarters ended on the last day of the fiscal quarter, as identified in the pricing grid table. Changes in the Applicable Rate based upon changes in such ratio shall become effective on the first day of the month following the receipt by NCB-Agent pursuant to subsection 3A.01(a) or (b) of the financial statements of Borrower and it Subsidiaries, accompanied by the certificate and calculations referred to in subsection 3A.02(c), demonstrating the computation of such ratio, based upon the ratio in effect at the end of the applicable period covered (in whole or in part) by such financial statements.

                  (ii) Notwithstanding the above provisions, during any period when an Event of Default has occurred and is continuing, the Applicable Rate shall be the highest rate per annum indicated therefor in the foregoing pricing grid table, regardless of the ratio of Funded Indebtedness to EBITDA at such time. Notwithstanding the above provisions, but subject to the preceding sentence, during any period when Borrower has failed to timely deliver its consolidated financial statements referred to in subsection 3A.01(a) or (b), accompanied by the certificate and calculations referred to in subsection 3A.01(c), the Applicable Rate shall be the rate per annum indicated for the level in the foregoing pricing

--------------------------------------------------------------------------------
                                                                          Page 2
                  grid table that is one level higher than the level that is otherwise then currently in effect, regardless of the ratio of Funded Indebtedness to EBITDA at such time.

                  (iii) Any changes in the Applicable Rate shall be determined by NCB-Agent in accordance with the above provisions and NCB-Agent will promptly provide notice of such determinations to Borrower and the Banks. Any such determination by NCB-Agent pursuant to the above provisions shall be conclusive and binding absent manifest error. The Applicable Rate is subject in all respects to compliance by Borrower with subsection 3B.02 of this Agreement, and this schedule of levels for the Applicable Rate is not intended to waive or otherwise excuse a violation of subsection 3B.02 of this Agreement."

                  (D) Subsection 2B.09 of the Credit Agreement shall be amended by deleting the same and substituting in lieu thereof the following:

"2B.09 INTEREST: FIXED-RATE LOANS. The principal of and overdue interest on each Fixed-Rate Loan shall bear interest computed (in accordance with subsection 8.10) and payable as follows:

                  (a) Prior to Maturity, each LIBOR Loan shall bear interest with respect to any Contract Period commencing on or after January 26, 1999, at a rate equal to the LIBOR Rate in effect at the start of the applicable Contract Period plus the Applicable Margin indicated below (the "Applicable Margin") in effect at the start of the applicable Contract Period. As used herein, "Applicable Margin" means the following per annum percentage:

                  If the Ratio of the Companies' Funded                         The Applicable Margin is:
                  Indebtedness to the Companies' EBITDA is:

                           Greater than or equal to 4.50 to 1.00                        1.50%

                           Less than 4.50 to 1.00, but greater
                           than or equal to 4.00 to 1.00                                1.375%

                           Less than 4.00 to 1.00, but greater
                           than or equal to 3.50 to 1.00                                1.00%

                           Less than 3.50 to 1.00, but greater
                           than or equal to 3.00 to 1.00                                0.75%

                           Less than 3.00 to 1.00, but greater
                           than or equal to 2.50 to 1.00                                0.55%

                           Less than 2.50 to 1.00, but greater
                           than or equal to 2.00 to 1.00                                0.50%
                           Less than 2.00 to 1.00                                       0.40%

                  (i) Initially, from January 26, 1999, until changed hereunder in accordance with the following provisions, the Applicable Margin will be 1.50% per annum. Commencing with the fiscal quarter of Borrower ending on or nearest to March 31, 1999, and continuing with each fiscal quarter thereafter, NCB-Agent will determine the Applicable Margin in accordance with the foregoing pricing grid table, based on the ratio of (x) the Funded Indebtedness of the Companies as of the end of the fiscal quarter, to (y) the EBITDA of the Companies for the four consecutive fiscal quarters ended on the last day of the fiscal quarter, as

--------------------------------------------------------------------------------
                                                                          Page 3
                  identified in the pricing grid table. Changes in the Applicable Margin based upon changes in such ratio shall become effective on the first day of the month following the receipt by NCB-Agent pursuant to subsection 3A.01(a) or (b) of the financial statements of Borrower and it Subsidiaries, accompanied by the certificate and calculations referred to in subsection 3A.02(c), demonstrating the computation of such ratio, based upon the ratio in effect at the end of the applicable period covered (in whole or in part) by such financial statements.

                  (ii) Notwithstanding the above provisions, during any period when an Event of Default has occurred and is continuing, the Applicable Margin shall be the highest rate per annum indicated therefor in the foregoing pricing grid table, regardless of the ratio of Funded Indebtedness to EBITDA at such time. Notwithstanding the above provisions, but subject to the preceding sentence, during any period when Borrower has failed to timely deliver its consolidated financial statements referred to in subsection 3A.01(a) or (b), accompanied by the certificate and calculations referred to in subsection 3A.01(c), the Applicable Margin shall be the rate per annum indicated for the level in the foregoing pricing grid table that is one level higher than the level that is otherwise then currently in effect, regardless of the ratio of Funded Indebtedness to EBITDA at such time.

                   (iii) Any changes in the Applicable Margin shall be
                  determined by NCB-Agent in accordance with the above provisions and NCB-Agent will promptly provide notice of such determinations to Borrower and the Banks. Any such determination by NCB-Agent pursuant to the above provisions shall be conclusive and binding absent manifest error. The Applicable Margin is subject in all respects to compliance by Borrower with subsection 3B.02 of this Agreement, and this schedule of levels for the Applicable Margin is not intended to waive or otherwise excuse a violation of subsection 3B.02 of this Agreement.

                  (b) Prior to Maturity, each Competitive Loan shall bear interest at a rate equal to the Competitive Bid Rate.

                  (c) After Maturity (whether occurring by lapse of time or by acceleration), each Fixed-Rate Loan shall bear interest computed and payable in the same manner as set forth in subsection 2B.08(b) for Prime Rate Loans, EXCEPT that in no event shall any Fixed-Rate Loan bear interest after Maturity at a lesser rate than that applicable thereto immediately before Maturity.

                  (d) Interest on each Fixed-Rate Loan shall be payable in arrears on the last day of the Contract Period applicable thereto and at Maturity and, in the case of any Contract Period having a term longer than ninety (90) days or three (3) months, as the case may be, shall also be payable every ninety
                  (90) days (in the case of Competitive Loans) and every three
                  (3) months (in the case of LIBOR Loans) after the first day of the Contract Period."

                  (E) Subsection 3B.02 of the Credit Agreement shall be amended by deleting the same and substituting in lieu thereof the following:

                  "3B.02 LEVERAGE. Borrower will not suffer or permit the Companies' Funded Indebtedness at any time to exceed an amount equal to the Leverage Multiplier (as hereinafter defined) times the Companies' EBITDA for the four consecutive fiscal quarters most recently ended, all as determined on a consolidated basis. As used herein, "Leverage Multiplier" means (i) from the date of this Agreement to March 31, 1999, inclusive, 4.75, (ii) from April 1, 1999, to June 30, 1999, inclusive, 4.50, (iii) from July 1, 1999, to September 30, 1999, inclusive, 4.00, (iv) from October 1, 1999, to December

--------------------------------------------------------------------------------
                                                                          Page 4

31, 1999, inclusive, 3.75, (v) from January 1, 2000, to March 31, 2000, inclusive, 3.25, and (vi) on and after April 1, 2000, 3.00."

                  (F) Exhibits A and E to the Credit Agreement are hereby deleted and Exhibits A and E attached to this Amendment are substituted in lieu thereof, respectively.

                  3. SUBSTITUTION OF BANKS. Borrower and each of the Banks that are parties to this Amendment hereby acknowledge and agree that by virtue of the execution and delivery of this Amendment (a) KeyBank National Association will no longer be a Bank that is a party to the Credit Agreement, and (b) Fifth Third Bank, Northeastern Ohio will become a Bank that is a party to the Credit Agreement as provided in Subsection 2A.01.

                  4.       REPRESENTATIONS AND WARRANTIES.

                  (A) Borrower hereby represents and warrants to the Banks and NCB-Agent that all representations and warranties set forth in the Credit Agreement, as amended hereby, are true and correct in all material respects, and that this Amendment and the Subject Notes delivered in connection with this Amendment have been executed and delivered by a duly authorized officer of Borrower and constitute the legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with their respective terms.

                  (B) The execution, delivery and performance by Borrower of this Amendment and its performance of the Credit Agreement and the Subject Notes delivered in connection with this Amendment have been authorized by all requisite corporate action and will not (1) violate (a) any order of any court, or any rule, regulation or order of any other agency of government, (b) the Articles of Incorporation, the Code of Regulations or any other instrument of corporate governance of Borrower, or (c) any provision of any indenture, agreement or other instrument to which Borrower is a party, or by which Borrower or any of its properties or assets are or may be bound; (2) be in conflict with, result in a breach of or constitute, alone or with due notice or lapse of time or both, a default under any indenture, agreement or other instrument referred to in (1)(c) above; or (3) result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever.

                  5.       MISCELLANEOUS.

                  (A) This Amendment shall be construed in accordance with and governed by the laws of the State of Ohio, without reference to principles of conflict of laws. Borrower agrees to pay to the Banks at the time this Amendment is executed and delivered by the Banks an amendment fee in an aggregate amount equal to $27,500, to be allocated pro rata among the Banks on the basis of their respective Subject Commitments immediately after this Amendment is executed and delivered by the Banks, and to pay on demand all costs and expenses of the Banks and NCB-Agent, including reasonable attorneys' fees and expenses, in connection with the preparation, execution and delivery of this Amendment.

                  (B) The execution, delivery and performance by the Banks and NCB-Agent of this Amendment and the Subject Notes executed in connection herewith shall not constitute, or be deemed to be or construed as, a waiver of any right, power or remedy of the Banks or NCB-Agent, or a waiver of any provision of the Credit Agreement. None of the provisions of this Amendment shall constitute, or be deemed to be or construed as, a waiver of any "Default under this Agreement" or any "Event of Default," as those terms are defined in the Credit Agreement.

                  (C) This Amendment may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument.

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                                                                          Page 5

                  IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed as of the day and year first above written.


Address:                                     BRUSH WELLMAN INC.
         17876 St. Clair Avenue
         Cleveland, Ohio 44110
                                             By: /s/ M.C. Hasychak
                                                --------------------------------

                                             Title: Treasurer & Secretary
                                                   -----------------------------


Address:                                     NATIONAL CITY BANK,
Deliveries:                                  for itself and as Agent
         Large Corporate Division
         1900 East Ninth Street
         Cleveland, Ohio 44114-3484          By: /s/ Jeffery C. Douglas
         Fax:  (216) 575-9396                   --------------------------------

                                             Title: Vice President and Senior
                                                    Lending Officer
                                                   -----------------------------

Mail:
         Large Corporate Division
         P.O. Box 5756
         Cleveland, Ohio 44101


Address:                                     FIFTH THIRD BANK, NORTHEASTERN
                                             OHIO

         1404 East Ninth Street
         Cleveland, Ohio 44114               By: /s/ James P. Byrnes
                                                --------------------------------

                                             Title: Vice President
                                                   -----------------------------


Address:                                     BANK ONE, NA

         611 Woodward
         Detroit, Michigan 48226             By:
                                                --------------------------------

                                             Title:
                                                   -----------------------------


Address:                                     HARRIS TRUST AND SAVINGS BANK

         P.O. Box 755 (111/10W)
         Chicago, Illinois 60690-0755        By: /s/ Peter Krawchuk
                                                --------------------------------

                                             Title: Vice President
                                                   -----------------------------

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                                                                          Page 6

Address:                                     NBD BANK

         611 Woodward
         Detroit, Michigan 48226             By: /s/ Patrick E. Dunphy
                                                --------------------------------

                                             Title: Vice President
                                                   -----------------------------

























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                                                                          Page 7

                                    EXHIBIT A

                                EXTENSION REQUEST
                                -----------------

-----------------
-----------------
-----------------

Subject: Extension of Subject Commitments under Amended and Restated Credit Agreement dated as of December 13, 1994, as amended

Greetings:

Reference is made to the Amended and Restated Credit Agreement by and among you, the undersigned ("Borrower") and National City Bank as your agent (the "Credit Agreement") which provides for, among other things, Subject Commitments aggregating up to $55,000,000 and available to Borrower, upon certain terms and conditions, on a revolving basis until ____________________, 20___ (the "Expiration Date" now in effect) subject, however, to earlier reduction or termination pursuant to the Credit Agreement.

Borrower hereby requests that the Credit Agreement be amended by deleting the date "________________________, 20__" from subsection 2A.02 (captioned "Term")
and by substituting for that deleted date the date "___________________, 20__".

In all other respects the Credit Agreement shall remain in full effect.

This letter has been executed and delivered to each of you in triplicate. If you assent to the extension, kindly send two copies of your assent to your agent who will, if the extension becomes effective, forward one such copy to Borrower and inform you of the extension.


                                       BRUSH WELLMAN INC.


                                       By:
                                          --------------------------------------
                                       Printed Name:
                                                    ----------------------------
                                       Title:
                                             -----------------------------------



The undersigned hereby each assent to the foregoing.

National City Bank                     Bank One, NA


By:                                    By:
   ---------------------------------      --------------------------------------
Printed Name:                          Printed Name:
             -----------------------                ----------------------------
Title:                                 Title:
      ------------------------------         -----------------------------------


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                                                                          Page 1

Fifth Third Bank, Northeastern Ohio    Harris Trust and Savings Bank


By:                                    By:
   ---------------------------------      --------------------------------------
Printed Name:                          Printed Name:
             -----------------------                ----------------------------
Title:                                 Title:
      ------------------------------         -----------------------------------

























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                                                                          Page 2

                                    EXHIBIT E

                                COMPLIANCE REPORT
                                -----------------

                                                              ___________, 19__


To:      National City Bank

         -----------------
         -----------------
         -----------------
         -----------------

Subject: Amended and Restated Credit Agreement dated as of December 13, 1994, as amended, with the Banks that are parties thereto and National City Bank as agent (the "Credit Agreement")

Greetings:

Pursuant to subsection 3A.01 of the subject Credit Agreement and in my capacity as the chief financial officer of Brush Wellman Inc., I hereby certify that to the best of my knowledge and belief

         (a) the financial statements of the Companies accompanying this letter are true and complete and fairly present in all Material respects their consolidated financial condition as of _____________________, _____ (the "Closing Date") and the consolidated results of their operations for the fiscal period then ending,

         (b) no Default under the Credit Agreement exists *[except for those which, together with our intentions in respect thereof, are set forth in Exhibit One to this letter] and

         (c) as indicated by the calculations below, the Companies are *[not] in full compliance with subsections 3B.01 through 3B.04, both inclusive.

         [* - In (b) and (c), delete the bracketed language if inapplicable.]

3B.01 The actual amount of the Companies' TANGIBLE NET WORTH at the Closing Date is equal to or is greater than the required amount.

                   $155,000,000
       plus        $__________ 40% of     $_________                   annual earnings accumulated from
                                                                       December 31, 1994 to the end of the
                                                                       preceding fiscal year (see Section
                                                                       3B.01)

       sum         $__________      required amount
                   $__________      actual Tangible Net Worth

3B.02 The FUNDED INDEBTEDNESS of the Companies does not exceed an amount equal to the LEVERAGE MULTIPLIER times the Companies' EBITDA for the four consecutive fiscal quarters most recently ended -- the LEVERAGE MULTIPLIER being (i) from the date of this Agreement to March 31, 1999, inclusive, 4.75, (ii) from April 1, 1999, to June 30, 1999, inclusive, 4.50, (iii) from July 1, 1999, to
September 30, 1999,

--------------------------------------------------------------------------------
                                                                          Page 1
inclusive, 4.00, (iv) from October 1, 1999, to December 31, 1999, inclusive, 3.75, (v) from January 1, 2000, to March 31, 2000, inclusive, 3.25, and (vi) on and after April 1, 2000, 3.00.

                  $______________           Funded Indebtedness
divided by        $______________           EBITDA
                  $______________           EBIT
                  $______________           Depreciation
                  $______________           Amortization

quotient          _______________

3B.03  [Intentionally Omitted]

3B.04 The actual INTEREST COVERAGE RATIO is greater than the minimum factor (5:00 to 1:00) required, the Interest Coverage being a factor equal to the quotient of the sum of items (a), (b) and (c) below divided by item (b).

                  (a) $__________  Net Income
plus              (b) $__________  interest expense (including any required capitalized interest)
plus              (c) $__________  income taxes
sum               (d) $__________  total
quotient          (e)  __________  Actual Interest Coverage--(d)/(b)

3B.05 The actual FUNDED DEBT of the Companies is equal to or less than the maximum factor permitted, namely, 0.5 through December 31, 2000, and 0.45 on and after January 1, 2001-- the Funded Debt being a factor equal to the quotient of Funded Indebtedness divided by Funded Indebtedness plus Tangible Net Worth.

                    $_________      Funded Indebtedness
         divided by $_________      Funded Indebtedness plus Tangible Net Worth
           quotient  _________      Actual Funded Indebtedness


                                         BRUSH WELLMAN INC.



                                         By:
                                            ------------------------------------

                                         Title:
                                               ---------------------------------











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